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                                                                    Exhibit 3.18

                               CERTIFICATE OF FORMATION

                                          OF

                             TRUMP COMMUNICATIONS, L.L.C.

                         PURSUANT TO N.J.S.A. 42:2B-1 et seq.


         The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies as follows:

    FIRST:  The name of the limited liability company is TRUMP
    COMMUNICATIONS, L.L.C. (the "Company").

    SECOND: The address of the registered office of the Company in the State of New Jersey is 2500 Boardwalk, Atlantic City, New Jersey 08401.

    THIRD: The name and address of the registered agent of the Company required to be maintained pursuant to N.J.S.A. 42:2B-6 are as follows:


                   Robert M. Pickus
                   2500 Boardwalk
                   Atlantic City, New Jersey 08401


    FOURTH:  The Company has two or more members.

    FIFTH: The latest date on which the Company is to dissolve is December 31, 2035.


         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Formation as of this 31st day of January, 1997.



                              /s/ Kenneth W. Vest
                              ---------------------------------------
                              KENNETH W. VEST